UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2019

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which traded
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On September 20, 2019, Liberty Broadband Corporation (the “Company”) announced the following management changes.

Richard N. Baer has resigned as Chief Legal Officer and Chief Administrative Officer, effective September 23, 2019.

Effective September 23, 2019, Renee L. Wilm has assumed the role of Chief Legal Officer of the Company and will oversee all legal functions at the Company. Ms. Wilm has also assumed the role of Chief Legal Officer of Liberty Media Corporation, Qurate Retail, Inc., Liberty TripAdvisor Holdings, Inc. and GCI Liberty, Inc., effective September 23, 2019. Prior to joining the Company, Ms. Wilm was a Senior Partner with the law firm Baker Botts L.L.P., where she represented the Company and its predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. At Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2019

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

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